As filed with the Securities and Exchange Commission on February 25, 2026
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RXSIGHT, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3268801
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Columbia

Aliso Viejo, CA 92656

(949) 521-7830

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2021 Equity Incentive Plan

(Full title of the plan)

Ron Kurtz, M.D.

President and Chief Executive Officer

RxSight, Inc.

100 Columbia

Aliso Viejo, CA 92656

(949) 521-7830

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters Robert L. Wernli, Jr. Wilson Sonsini Goodrich & Rosati, P.C. 12235 El Camino Real San Diego, CA 92130 (858) 350-2300	Mark Wilterding Chief Financial Officer RxSight, Inc. 100 Columbia Aliso Viejo, CA 92656 (949) 521-7830

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by RxSight, Inc. (the “Registrant”) for the purpose of registering 1,649,680 additional shares of common stock of the Registrant that may be issued pursuant to the RxSight, Inc. 2021 Equity Incentive Plan.

In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on July 30, 2021 (File No. 333-258292), Form S-8 filed by the Registrant with the SEC on March 8, 2022 (File No. 333-263374), Form S-8 filed by the Registrant with the SEC on March 6, 2023 (File No. 333-270301), Form S-8 filed by the Registrant with the SEC on February 29, 2024 (File No. 333-277487), and Form S-8 filed by the Registrant with the SEC on February 25, 2025 (File No. 333-285226) are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(1)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 25, 2026 (the “Annual Report”);
(2)
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed); and
(3)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40690) filed with the SEC on July 28, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit		Incorporated by Reference
Number	Description	Form	File No.	Exhibit	Filing Date

4.1	Specimen common stock certificate of the Registrant	S-1/A	333-257790	4.2	July 26, 2021
4.2	2021 Equity Incentive Plan, and form agreements thereunder	10-K	001-40690	10.3	February 25, 2025
5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)
24.1*	Power of Attorney (contained on signature page hereto)
107*	Filing Fee Table
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on February 25, 2026.

RXSIGHT, INC.

By:	/s/ Ron Kurtz, M.D.
Ron Kurtz, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ron Kurtz, M.D. and Mark Wilterding as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and substitution, for him or her and in their name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron Kurtz, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 25, 2026
Ron Kurtz, M.D.

/s/ Mark Wilterding	Chief Financial Officer (Principal Financial and Accounting Officer)	February 25, 2026
Mark Wilterding

/s/ J. Andy Corley	Chair of the Board	February 25, 2026
J. Andy Corley

/s/ William J. Link, Ph.D.	Director	February 25, 2026
William J. Link, Ph.D.

/s/ Juliet Tammenoms Bakker	Director	February 25, 2026
Juliet Tammenoms Bakker

/s/ Julie Andrews	Director	February 25, 2026
Julie Andrews

/s/ Robert Palmisano	Director	February 25, 2026
Robert Palmisano

/s/ Robert Warner	Director	February 25, 2026
Robert Warner

/s/ Shweta Singh Maniar	Director	February 25, 2026
Shweta Singh Maniar

/s/ Tamara R. Fountain, M.D.	Director	February 25, 2026
Tamara R. Fountain, M.D.

/s/ Raymond W. Cohen Raymond W. Cohen	Director	February 25, 2026